UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-A

FOR REGISTRATION OF CERTAIN CLASSES OF SECURITIES

PURSUANT TO SECTION 12(b) OR (g) OF THE

SECURITIES EXCHANGE ACT OF 1934

Perpetual Industries Inc.

(Exact name of registrant as specified in its charter)

Nevada	71-103-2898
(State of incorporation or organization)	(I.R.S. Employer Identification No.)

#110, 5-8720 Macleod Trail South, Calgary, Alberta, Canada	T2H 0M4
(Address of principal executive offices)	(Zip Code)

Securities to be registered pursuant to Section 12(b) of the Act:

Title of each class to be so registered:	Name of each exchange on which each class is to be registered:
None	None

If this form relates to the registration of a class of securities pursuant to Section 12(b) of the Exchange Act and is effective pursuant to General Instruction A.(c), check the following box. [    ]

If this form relates to the registration of a class of securities pursuant to Section 12(g) of the Exchange Act and is effective pursuant to General Instruction A.(d), check the following box. [ x ]

Securities Act registration statement file number to which this form relates (if applicable): 333-187134

Securities to be registered pursuant to Section 12(g) of the Act:

Common Stock, par value $0.001 per share

(Title of class)

Item 1. Description of Registrant’s Securities to be Registered.

Perpetual Industries Inc. hereby incorporates by reference herein the description of its common stock, par value $0.001 per share appearing under the caption Description of Securities – Common Stock contained in the Registrant’s registration statement on Form S-1 originally filed with the Securities and Exchange Commission on March 8, 2013 and subsequently amended.  Said registration statement was made effective January 10, 2014.

Item 2. Exhibits.

Exhibit No.	Title of Document

3.1	Articles of Incorporation – Perpetual Industries Inc. (incorporated herein by reference to Exhibit 3.1 of the Registrant’s registration statement on Form S-1 filed March 8, 2013)

3.2	Bylaws – Perpetual Industries Inc. (incorporated herein by reference to Exhibit 3.2 of the Registrant’s registration statement on Form S-1 filed March 8, 2013)

SIGNATURE

Pursuant to the requirements of Section l2 of the Securities Exchange Act of 1934, the registrant has duly caused this registration statement to be signed on its behalf by the undersigned, thereto duly authorized.

Perpetual Industries Inc.
Registrant

July 15, 2014	/s/ Brent W. Bedford
Date	Brent W. Bedford, Chairman of the Board, CEO, Principal Executive Officer, Principal Accounting Officer and Principal Financial Officer

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